Exhibit 10.2

MASTER ASSIGNMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT

This MASTER ASSIGNMENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 1, 2025, is by and among HIGHPEAK ENERGY, INC., a Delaware corporation (“Borrower”), the Guarantors party hereto, TEXAS CAPITAL BANK, as administrative agent (in such capacity, “Administrative Agent”), CHAMBERS ENERGY MANAGEMENT, LP, as collateral agent (in such capacity, “Collateral Agent”), and the several banks and other financial institutions party hereto (each a “Lender”) and further designated on its signature page hereto as a “Continuing Lender” (each a “Continuing Lender”), a “New Lender” (each a “New Lender”), or an “Exiting Lender” (each an “Exiting Lender”).

WHEREAS, Borrower, the Administrative Agent, the Collateral Agent and certain Lenders party hereto are parties to that certain Credit Agreement, dated as of September 12, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), under which, immediately prior to the making of Incremental Loans (as defined below) pursuant to this Amendment, $1,020,000,000 in aggregate principal amount of terms loans are outstanding (the “Existing Loans”);

WHEREAS, Borrower has requested, subject to the terms and on the conditions hereof, that certain terms of the Credit Agreement be amended as set forth herein; and

WHEREAS, the parties hereto hereby consent and agree in accordance with Section 9.1 of the Credit Agreement to the amendments to the Credit Agreement described below, including amendments implementing Incremental Loans in an aggregate principal amount of $180,000,000.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the Credit Agreement. The principles of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement shall apply to the provisions of this Amendment.

2.         Assignments.

 On the First Amendment Effective Date (as defined below), pursuant to the terms and conditions of the Assignment and Assumption attached as Annex 1 to Exhibit I to the Credit Agreement (the “Assignment Agreement”) as if each Continuing Lender (or New Lender, if applicable) and Exiting Lender had executed such Assignment Agreement with respect to the Assignments (as defined below) and in consideration of the Exit Fee (as defined below) payable under Section 7 hereto, each Exiting Lender hereby irrevocably sells and assigns to the Continuing Lenders (as applicable) and the New Lenders (as applicable) identified Annex I hereto (collectively, the “Assignees”), and each of the Assignees hereby irrevocably purchases and assumes from Exiting Lenders (the “Assignments”), its respective portion (i) of such Exiting Lender’s Loans (as specified on Annex I hereto) as well as all rights and obligations as a Lender and with respect to such Loans under the Loan Documents, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Exiting Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Documents or the transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by such to the Assignees pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest”) for a cash amount equal to the amount of “Loans Assigned” of each Exiting Lender reflected on Annex I hereto (the “Assignment Amount”).

 In connection with the foregoing, and for clarity, (a) each Assignment shall be without recourse to each Exiting Lender and, except as expressly provided in the Assignment Agreement for “Assignors”, without representation or warranty by such Exiting Lender, (b) each New Lender shall be deemed to have made the representations and warranties of “Assignees” set forth in the Assignment Agreement, (c) Borrower hereby consents to each Assignment, and (d) the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable from and after the First Amendment Effective Date to the relevant Assignee.

3.         Incremental Loans.

(a)    Subject to the terms and conditions set forth herein, including the conditions set forth in Section 7 below and the occurrence of the First Amendment Effective Date, each of the Continuing Lenders and the New Lenders agrees, severally and not jointly, to make Loans to the Borrower on the First Amendment Effective Date (the “Incremental Loans”) in an amount equal to the “Incremental Commitments” set forth with respect to such Lender in Annex II hereto (each an “Incremental Commitment”). Unless previously terminated, the commitments of the Continuing Lenders and New Lenders pursuant to this Section 3(a) shall terminate upon the making of the Incremental Loans on the First Amendment Effective Date.

(b)     The Borrower shall use the proceeds of the Incremental Loans for working capital and general corporate purposes, including to pay costs and expenses incurred in connection with this Amendment.

(c)    The Incremental Loans shall constitute “Loans” for all purposes of the Credit Agreement, as amended by this Amendment, with the same ranking, rights and privileges and of the same series as the Existing Loans. Amounts paid or prepaid in respect of Incremental Loans may not be reborrowed.

4.         Reallocation.

(a)     Immediately after giving effect to the Assignments, each of the Lenders shall be deemed to have reallocated its respective Commitments and Loans in existence immediately before giving effect to such Assignments (the “Reallocation”) such that, and after giving effect to the Assignments, Reallocation, Incremental Commitments and the advancement of the Incremental Loans:

(i)         each New Lender shall be deemed a party to the Credit Agreement, as amended by this First Amendment, as a “Lender”, and shall have all of the rights and obligations of a Lender under the Credit Agreement, as amended by this First Amendment, and the other Loan Documents;

(ii)      each Exiting Lender with no remaining Loans held immediately after giving effect to the Assignments shall cease to be a “Lender” for all purposes under the Credit Agreement and the other Loan Documents (other than in respect of any terms and conditions of the Credit Agreement, which by their terms survive any repayment in full of any obligations or the termination of any existing Loan Document), its Loans shall be $0 and all of its obligations under the Credit Agreement shall be terminated; and

(iii)       the Loans of each Continuing Lender and New Lender shall be as set forth in Annex II attached to this Amendment, which Annex II amends and restates Schedule 1.1(a) to the Credit Agreement in its entirety.

(b)    On the First Amendment Effective Date, the Administrative Agent shall take the actions specified in Sections 9.7(e) and 9.7(f) of the Credit Agreement, including recording the Incremental Commitments, the Incremental Loans, and the Assignments and Reallocation described herein in the Register, and the Incremental Commitments, the Incremental Loans, and the Assignments and Reallocation shall be effective for all purposes of the Credit Agreement. Notwithstanding Section 9.7(d)(ii), no New Lender shall be required to pay a processing and recordation fee of $3,500 to the Administrative Agent in connection with the Assignments and Reallocation.

(c)    Each of the Administrative Agent, the Collateral Agent, each Lender (including, for the avoidance of doubt, each Continuing Lender, New Lender and Exiting Lender) and the Borrower hereby consents and agrees to the Incremental Commitments, the Incremental Loans, the Assignments and Reallocation, including each New Lender’s acquisition of an interest in the Loans and each Exiting Lender’s assignment of its Loans to the extent effected by the Assignments and Reallocation.

5.       Amendments to Credit Agreement. In reliance on the representations and warranties set forth in Section 6 below and subject to the satisfaction of the conditions set forth in Section 7 below, each of Borrower, the Administrative Agent, the Collateral Agent and the undersigned Lenders (representing all of the Lenders after giving effect to the First Amendment Effective Date) agree to the following amendments to the Credit Agreement, each to be effective as of the First Amendment Effective Date:

(a)     Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following defined terms contained therein in their entirety as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

“Applicable Strip Price” means either (a) with respect to any calculation of the Projected IRR for a Project set forth in a Capital Plan, the NYMEX Strip Price as of two days immediately prior to the delivery of the applicable Capital Plan or (b) with respect to any calculation of the Projected IRR for a Project set forth in a certificate delivered pursuant to Section 5.2(j), the NYMEX Strip Price shall be the same NYMEX Strip Price as utilized in the Reserve Report being concurrently delivered.

“Business Day” means (a) a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York, or Houston, Texas are authorized or required by law to close, and (b) solely for the purposes of the calculation of the NYMEX Strip Price, a day during which the New York Mercantile Exchange (or its successor) is open for trading.

“Eligible Project” means (a) if the Total Net Leverage is greater than 0.75 to 1.00 at the time the Capital Plan specifying such Project is delivered, a Project located in Howard, Borden, Scurry or Mitchell Counties, Texas, that is not then a Qualifying Project and for which Borrower reasonably believes in good faith at the time such Capital Plan is delivered (i) targets solely Permitted Formations, and (ii) will commence production within one year following the date such Capital Plan is delivered to Collateral Agent, and (b) if the Total Net Leverage is equal to or less than 0.75 to 1.00 at the time the Capital Plan specifying such Project is delivered, a Project located in any county within the Midland and/or Delaware Basins.

“NYMEX Strip Price” means as of any date of determination, (a) for purposes of Section 5.11, the prevailing market price on such date, and (b) for all other purposes contained herein, the average of the closing forward month prices for the nearest preceding 10 Business Days, on a like month for month basis, for which a closing price is available for the most comparable hydrocarbon commodity applicable to such future production month for a five-year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full five year period), with such prices for each year thereafter based on the nearest preceding 10-Business Day average of the last quoted forward month price of such five-year period, as such prices are (i) quoted on the New York Mercantile Exchange (or its successor) as of the determination date and (ii) as adjusted for any basis differential as of the date of determination and without future escalation (such determination to be reasonably agreed by Collateral Agent). For the avoidance of doubt, for purposes of determining the PV 10 Value of the Loan Parties’ Proved Developed Producing Reserves in the calculation of the Asset Coverage Ratio pursuant to Section 6.1(a), the date of determination for the NYMEX Strip Price shall be the last day of such fiscal quarter.

“Projected Oil Production” means the projected production of oil (measured by volume unit, not sales price) for the term of the contracts from Oil and Gas Properties and interests owned by Borrower and its Restricted Subsidiaries which have attributable to them Proved Developed Producing Reserves, as such production is projected to be sold in the ordinary course in the most recent Reserve Report delivered pursuant to this Agreement, after deducting projected production from any Oil and Gas Properties or Hydrocarbon Interests sold or under contract for sale that had been included in such report and after adding projected production from any Oil and Gas Properties or Hydrocarbon Interests that had not been reflected in such report but that are reflected in a separate or supplemental report meeting the requirements of Section 5.2(d) and otherwise reasonably satisfactory to the Collateral Agent.

“Qualified Counterparty” means with respect to any Hedging Agreement, (a) the agent or any lender under the Senior Credit Facility or any of their respective Affiliates, (b) any counterparty thereto that at the time such Hedging Agreement was entered into was the agent or a lender party to the Senior Credit Facility or any of their respective Affiliates, (c) each of Goldman Sachs, Macquarie Bank Limited and Mercuria Energy Trading SA or any of their respective Affiliates, and (d) any other Person whose short-term issuer credit rating at the time of entering into the Hedging Agreement is A 1 or higher by S&P Global Ratings or whose senior unsecured long term debt obligations at the time of entering into the Hedging Agreement are rated A+ or higher by S&P Global Ratings or, in each case, an equivalent rating by another internationally recognized statistical rating organization of similar standing (or whose obligations under such Qualified Hedging Agreement are guaranteed by another Person satisfying the foregoing ratings criteria) and, in the case of (c) and (d) above, is a party to an enforceable intercreditor agreement with CAA Collateral Agent in a form acceptable to Collateral Agent.

“Qualified Hedging Agreement” means any Hedging Agreement entered into by Borrower or any Guarantor and any Qualified Counterparty, which Hedging Agreement shall consist of substantially at-the-money swaps, or costless collars or a combination of both but excluding any “deferred premium puts”, “put spreads” or “three-way collars” as such terms are commonly understood by swap dealers or any other agreement for financing purposes and not solely for fixing the commodity prices. For sake of clarity, any Hedging Agreement between Borrower or any Restricted Subsidiary and a Senior Hedging Party (as defined in the Collateral Agency Agreement) shall constitute a Qualified Hedging Agreement.

(b)     Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms therein in appropriate alphabetical order as follows:

“First Amendment” means that certain Master Assignment and First Amendment to Credit Agreement, dated as of August 1, 2025, by and among Borrower, the Administrative Agent, the Collateral Agent and the Lenders and other parties party thereto.

“First Amendment Effective Date” has the meaning given to such term in the First Amendment.

“Permitted Formations” means the Lower Spraberry, Middle Spraberry or Wolfcamp A geologic formations within the Permian Basin.

(c)        Section 1.1 of the Credit Agreement is hereby amended by deleting the following defined terms in appropriate alphabetical order as follows:

“Primary Drilling Area” means as defined in Section 6.7(d).

(d)      Section 2.3 of the Credit Agreement is hereby amended by replacing the reference to “September 30, 2026” therein with “September 30, 2028”.

(e)       Section 2.7(a) of the Credit Agreement is hereby amended by replacing the reference to “Beginning with the Interest Period ending March 31, 2024” therein with “Beginning (after the First Amendment Effective Date) with the Interest Period ending September 30, 2026”.

(f)        Section 3.21(b) of the Credit Agreement is hereby amended by replacing the reference to “5.11(c)” therein with “5.12(b) or 5.12(c)”.

(g)       Section 5.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)       as soon as available, but in any event within 60 days after the end of each fiscal quarter, reports, in form and substance reasonably satisfactory to Collateral Agent, setting forth a statement of net production and sales proceeds of all Hydrocarbons produced from the Oil and Gas Properties and a detailed statement of Producing Well Capex for each completed or in process Project during the prior four fiscal quarters, together with such other information as Collateral Agent may reasonably request;

(h)     Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.11       Commodity Price Protection.

(a)       On or before the First Amendment Effective Date enter into, and at all times thereafter maintain, Qualified Hedging Agreements, consisting of solely costless collars and substantially at-the-market swaps, for not less than 60% of the Projected Oil Production from the Proved Developed Producing Reserves as of July 1, 2025, as provided in the most recently delivered Reserve Report (or as otherwise provided to the Administrative Agent in writing), for the period from October 1, 2025 to March 31, 2027.

(b)      On or before the last day of each fiscal quarter commencing on December 31, 2025, enter into, and at all times thereafter maintain additional Qualified Hedging Agreements such that not less than 50% of the Projected Oil Production from the Proved Developed Producing Reserves as provided in the most recently delivered Reserve Report for each quarter during the succeeding 18-month period following any date of determination is subject to Qualified Hedging Agreements.

(c)      (i) All Qualifying Hedging Agreements consisting of costless collars required on or before the First Amendment Effective Date and thereafter must individually have a floor price equal to at least 90% of the NYMEX Strip Price (without adjustment for any basis differential) as of the date such new Qualified Hedging Agreement is entered into, and (ii) all Qualifying Hedging Agreements consisting of swaps must individually have a swap price substantially equal to the NYMEX Strip Price as of the date such new Qualified Hedging Agreement is entered into.

(d)      Provide Collateral Agent a copy of each Hedging Agreement confirmation provided to any Loan Party as soon as practicable, but in any event within five Business Days after the receipt thereof.

(i)        Section 6.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)       effective as of the First Amendment Effective Date, the Asset Coverage Ratio to be less than (i) for the fiscal quarters ending September 30, 2025, December 31, 2025, March 31, 2026 and June 30, 2026, 1.25 to 1.00; and (ii) beginning with the fiscal quarter ending September 30, 2026 and for each fiscal quarter thereafter, 1.50 to 1.00; or

(j)        Section 6.6(g) of the Credit Agreement is hereby replaced in its entirety with “[Reserved]”;

(k)       Section 6.7(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)       Make any Producing Well Capex except those solely within the Permitted Formations (excluding Producing Well Capex for Obligation Wells);

(l)        Schedule 1.1(a) of the Credit Agreement is replaced in its entirety by Annex II attached to this Amendment.

(m)    Exhibit H of the Credit Agreement is hereby deleted in its entirety and the reference to “Primary Drilling Area” in the Table of Contents is hereby replaced with “[Reserved]”.

6.       Representations and Warranties of the Loan Parties. Each Loan Party, as applicable, represents and warrants as of the date hereof and on the First Amendment Effective Date to the Administrative Agent, Collateral Agent and each Lender that:

(a)     Each Loan Party (i) has the corporate, company or partnership power and authority, as applicable, and the legal right, to make, deliver and perform this Amendment and (ii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment;

(b)     No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by any Loan Party in connection with the execution, delivery, performance, validity or enforceability of this Amendment;

(c)       This Amendment and each Loan Document delivered in connection therewith (i) has been duly executed and delivered on behalf of each Loan Party that is a party thereto and (ii) constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d)      The execution, delivery and performance of this Amendment shall not result in a violation by any Loan Party of any Requirement of Law or any Contractual Obligation of Borrower and shall not result in, or require, the creation or imposition of any Lien on any of its Properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents);

(e)       After giving effect to the amendments set forth herein, the representations and warranties of each Loan Party contained in the Loan Documents are true and accurate in all material respects as of the First Amendment Effective Date with the same force and effect as if such had been made on and as of the First Amendment Effective Date, except for such representations and warranties (i) made as of an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date or (ii) qualified by materiality, in which case such representations and warranties are true in all respects;

(f)       Each of the Loan Parties are in compliance in all material respects with all terms and provisions set forth in the Loan Documents to which it is a party; and

(g)       No Default or Event of Default has occurred and is continuing.

7.        Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent the date on which all such conditions have been satisfied or waived (the “First Amendment Effective Date”):

(a)      The Agents shall have received this Amendment duly executed and delivered by a Responsible Officer of each Loan Party, each Continuing Lender, each Exiting Lender and each New Lender;

(b)       Borrower shall have paid, or caused to be paid, to the Administrative Agent, for the account of each Lender, the accrued but unpaid interest on the Loans to August 1, 2025;

(c)       Borrower shall have paid, or caused to be paid, to the Administrative Agent, for the account of each Exiting Lender, a fee in an amount equal to 1.00% of the principal amount of such Exiting Lender’s Loans in existence immediately before giving effect to the Assignments (which fee shall constitute the Premium contemplated by Section 2.6(a) of the Credit Agreement) (the “Exit Fee”);

(d)       Borrower shall have paid, or caused to be paid, to the Administrative Agent, for the account of each Lender, the fee payable in that certain Fee Letter, dated as of the First Amendment Effective Date, between the Borrower and the Administrative Agent;

(e)       Each Exiting Lender shall have received its respective Assignment Amount;

(f)       Borrower shall have paid, or caused to be paid the outstanding fees and expenses of Latham & Watkins LLP, counsel for the Collateral Agent, and Winstead PC, counsel for the Administrative Agent;

(g)       The Agents shall have received the following:

(i)      a copy of each amendment to the operating agreement, partnership agreement, bylaws, company agreement or other governing agreement of each Loan Party, if any, executed after the date of the Credit Agreement, certified (as of a date reasonably near the date of the extension of credit) as being a true and correct copy thereof by a Responsible Officer of the applicable Loan Party (or certifying as to no amendments since last delivered to the Administrative Agent on the Closing Date);

(ii)       a copy, certified by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Party is organized of each amendment to any charter of such Loan Party filed, if any, after the date of the Credit Agreement, and certifying that such amendments are the only amendments to such Loan Party’s charter on file in such office (or certifying as to no amendments since last delivered to the Administrative Agent on the Closing Date);

(iii)      an electronic confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each Loan Party is organized certifying that such Loan Party has paid all franchise taxes to the date of such certification and is duly organized and in good standing under the laws of such jurisdiction on the date hereof, prepared by, or on behalf of, a filing service acceptable to the Administrative Agent;

(iv)      true, correct and complete copies of the resolutions duly adopted by the governing body of each Loan Party authorizing such Loan Party to enter into the Amendment and the other Loan Documents and to execute, deliver and perform such Loan Party’s obligations thereunder together with a certification that such resolutions have not been amended, modified, or revoked and are in full force and effect as of the First Amendment Effective Date;

(v)      certification as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of such Person by a Responsible Officer of the applicable Loan Parties (or certifying as to no change since last delivered to the Agent on the Closing Date);

(vi)      a certificate from a Responsible Officer of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, confirming compliance with the conditions precedent set forth in Sections 7(h), (i) and (j) below;

(vii)    a reasonably satisfactory Solvency Certificate which shall document the solvency of each Loan Party after giving effect to the transactions contemplated by this Amendment; and

(viii)    the executed legal opinion of Vinson & Elkins LLP, counsel to the Loan Parties, with respect to such matters as may be reasonably requested by the Agents, and in form and substance reasonably satisfactory to the Agents;

(h)       As of the First Amendment Effective Date, no Material Adverse Effect shall have occurred and be continuing;

(i)       After giving effect to the amendments set forth herein, the representations and warranties of the Loan Parties contained in the Loan Documents are true and accurate in all material respects as of the First Amendment Effective Date with the same force and effect as if such had been made on and as of the date hereof;

(j)     After giving effect to the amendments set forth herein, no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or shall occur as a result hereof;

(k)     The Collateral Agent shall have received (i) counterparts of such supplements, amendments or modifications in respect of mortgages or other Security Documents as the Collateral Agent or Administrative Agent may reasonably request in connection with this Amendment duly executed and delivered by each party thereto in form suitable for filing or recording in all applicable filing or recording offices and (ii) evidence that all filing and recording taxes and fees due and payable in respect of the foregoing have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent; and

(l)       each New Lender shall have received (A) all information with respect to Loan Parties reasonably requested by it under applicable “know-your customer” and anti-money laundering rules and regulations, including, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and (B) if the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), a certification regarding beneficial ownership with respect to the Borrower as required by the Beneficial Ownership Regulation for each New Lender that so requests one.

8.         Loan Documents.

(a)       This Amendment shall constitute a Loan Document, as such term is defined in the Credit Agreement, and the Credit Agreement shall constitute such agreement as amended by this Amendment;

(b)    This Amendment is not intended to nor shall it be construed to create a novation or accord and satisfaction with respect to any of the Obligations; and

(c)      Each of the Loan Parties hereby reaffirms its respective obligations under each of the Loan Documents, as the same are amended hereby, and agrees and acknowledges that each such Loan Document, and all of such obligations thereunder, remains in full force and effect after giving effect to this Amendment.

9.        Counterparts. This Amendment may be executed by one or more parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by electronic transmission (including via e-mail in portable document format (.pdf) or facsimile transmission) shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with Borrower and the Administrative Agent.

10.        Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.       Integration. This Amendment and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Collateral Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

12.      GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AMENDMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

13.        Survival. The representations and warranties contained in Section 6 of this Amendment shall survive the execution and delivery of this Amendment and the First Amendment Effective Date.

14.         Ratification; No Other Amendments; No Waiver.

(a)      Except as expressly amended or otherwise modified hereby, the Credit Agreement and each other Loan Document (in each case, as amended or otherwise modified hereby or in connection herewith)are each hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the respective terms thereof. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any Lender, any Agent or any other Indemnitee under the Credit Agreement or any of the other Loan Documents (in each case, as amended or otherwise modified hereby or in connection herewith), nor shall the entering into of this Amendment preclude any such Person from refusing to enter into any further amendments with respect to the Credit Agreement or any of the other Loan Documents. Other than as expressly provided herein, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Agreement or any other Loan Document or of the occurrence or continuance of any present or future Default or Event of Default.

(b)     To induce the Lenders, the Administrative Agent, and the Collateral Agent to enter into this Amendment, each Loan Party hereby acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including, without limitation, any grant, pledge or collateral assignment of a lien or security interest, as applicable, contained therein and any guarantee provided by it therein, in each case as amended, restated, amended and restated, supplemented or otherwise modified prior to or as of the date hereof (including as amended pursuant to this Amendment), and without limiting the foregoing, acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment.

15.       Costs; Expenses. Subject to and in accordance with Section 9.5 of the Credit Agreement, regardless of whether the transactions contemplated by this Amendment are consummated, Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent or Collateral Agent, as applicable, incurred in connection with the development, preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements and other charges of counsel and consultants to the Administrative Agent or Collateral Agent, as applicable.

16.     Headings. The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

17.       Amendments. This Amendment may not be amended or modified except in the manner specified in Section 9.1 of the Credit Agreement for an amendment of or modification to the Credit Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWER:

HIGHPEAK ENERGY, INC.

By:	/s/ Jack Hightower
Name: Jack Hightower
Title: Chief Executive Officer

GUARANTORS:

HIGHPEAK ENERGY HOLDINGS, LLC

By:	/s/ Jack Hightower
Name: Jack Hightower
Title: President

LAZY JJ PROPERTIES, LLC

By:	/s/ Jack Hightower
Name: Jack Hightower
Title: President

HIGHPEAK ENERGY ACQUISITION CORP.

By:	/s/ Jack Hightower
Name: Jack Hightower
Title: Chief Executive Officer

HIGHPEAK ENERGY ASSETS, LLC

By:	/s/ Jack Hightower
Name: Jack Hightower
Title: President

HIGHPEAK ENERGY EMPLOYEES, INC.

By:	/s/ Jack Hightower
Name: Jack Hightower
Title: Chief Executive Officer

[Signature Page to Master Assignment and First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

TEXAS CAPITAL BANK

By:	/s/ Marc Graham
Name: Marc Graham
Title: Managing Director

[Signature Page to Master Assignment and First Amendment to Credit Agreement]

COLLATERAL AGENT:

CHAMBERS ENERGY MANAGEMENT, LP

By:	/s/ J. Robert Chambers
Name: J. Robert Chambers
Title: President and CEO

[Signature Page to Master Assignment and First Amendment to Credit Agreement]